                                                                            EXHIBIT 2


                          KAIRE HOLDINGS, INC. PROFORMA
                                  BALANCE SHEET

                                                                3/31/2003   12/31/2002
                                                                ----------------------
                                                                     (unaudited)
Current assets
  Cash and cash equivalents                                     $   68,191     126,640
  Accounts receivable (net of allowance for doubtful accounts
    of $0 and $45000 in 2003 and 2002, respectively)                 5,450      36,020
  Other receivables                                                129,557     156,864
  Advances to shareholders                                           2,750       2,750
  Inventory                                                         43,567           -
  Deposits                                                          54,534      54,564
  Prepaid expenses                                                 114,036      83,904
  Current assets - discontinued operations, net                          -       4,553
                                                                ----------------------

    Total current assets                                           418,085     465,295
                                                                ----------------------

Other assets
  Property and Equipment, net of accumulated depreciation          159,721      31,544
  Goodwill                                                       2,906,985   2,906,985
                                                                ----------------------

    Total other assets                                           3,066,706   2,938,529
                                                                ----------------------

      Total assets                                              $3,484,791   3,403,824
                                                                ======================

                                        KAIRE HOLDINGS, INC. PROFORMA
                                                BALANCE SHEET

                                     Liabilities and Stockholders Equity

                                                                    31-Mar-03     12/31/2002
                                                                  ---------------------------
                                                                          (unaudited)

 Current Liabilities
  Accounts payable and accrued expenses                              1,217,005       921,727
  Income tax payable                                                     5,600         5,600
  Accrued expenses                                                           -        37,432
  Accrued wages and payroll taxes                                            -           833
  Accrued interest                                                      25,000       101,540
  Deffered Revenue                                                           -         7,136
  Loans payable                                                        235,582             -
  Notes payable - related parties                                        3,594       109,675
  Note payable - acquisition                                         2,500,000     2,500,000
  Payable to shareholders                                               47,993        27,618
  Liabilities of discontinued operations                               716,125       757,868
  Convertible notes - current portion                                  888,570       878,266
                                                                  ---------------------------

    Total current liabilities                                        5,614,469     5,347,695

 Long term liabilities   Long term liabilities
  Convertible notes payable and debentures                                   -             -
  Capital leases-long term - discontinued                                    -             -
                                                                  ---------------------------

    Total Long term LiabilitiesTotal long term liabilities                   -             -
                                                                  ---------------------------

      Total liabilities                                              5,614,469    5,347,6955
                                                                  ---------------------------

Stockholders' equity
  Common stock, $0.001 par value
    900,000,000 shares authorized; 883,484,863
    and 682,738,198 shares issued and outstanding, respectively        883,485       682,739

  Additional paid in capital                                        37,133,632    37,032,335
  Accumulated deficit                                              (40,146,795)  (39,658,945)
                                                                  ---------------------------

      Total stockholders' equity                                    (2,129,678)   (1,943,871)
                                                                  ---------------------------

      Total liabilities and stockholders' equity                  $  3,484,791     3,403,824
                                                                  ===========================

                                    KAIRE HOLDINGS, INC. PROFORMA
                                           INCOME STATEMENT

                                                             March 31,     12/31/2003
                                                               2003
                                                           ---------------------------
                                                            (unaudited)   (unaudited)
Net revenues                                               $  1,792,682     3,748,340
Cost of goods sold                                           (1,727,171)   (3,386,873)
                                                           ---------------------------

    Gross profit                                                 65,511       361,467
                                                           ---------------------------

Operating expenses
  Salaries                                                      138,051       574,861
  Depreciation and amortization                                  18,308        99,321
  General and administrative                                    471,641     1,091,976
  Selling expense                                                10,218        23,888
  Rent                                                           32,095        86,120
                                                           ---------------------------
  Impairment of goodwill                                              -     1,461,538
                                                           ---------------------------

    Total operating expenses                                    670,313     3,337,704
                                                           ---------------------------

Loss from operations                                           (604,802)   (2,976,237)
                                                           ---------------------------

Other income (expenses)
  Interest expense                                              (58,226)     (385,774)
  Miscellaneous income                                            7,194        86,899
  Settlement of notes payable                                         -       169,886
  Shareholder fees                                                    -             -
                                                           ---------------------------
  Gain (loss) on investment                                           -       (25,000)
                                                           ---------------------------

    Total other income (expenses)                               (51,032)     (153,989)
                                                           ---------------------------

Loss from continuing operations before income taxes            (655,834)   (3,130,226)

Provision for income taxes                                         (800)       (4,000)
                                                           ---------------------------

Loss from continuing operations                                (656,634)   (3,134,226)
                                                           ---------------------------

Discontinued operations
  (Loss)  Income from operations of discontinued segment
    (net of income tax expense of $200 in 2003 and 2002)           -200      (459,015)

  Estimated loss on disposal of assets of discontinued
    segment (net of income tax expense of $0
    in 2002)                                                          0      (208,497)
                                                           ---------------------------


                                       23

  Gain on disposal of assets of discontinued
    segment (net of income tax expense of $0
    in 2003 and 2002)                                            41,993             -
                                                           ---------------------------

Net Income                                                 $   (614,841)   (3,801,738)
                                                           ===========================

(Loss) earnings per weighted average share of
  common stock outstanding
    From continuing operations                                   (-.001)       (0.005)
    From discontinued operations                                     (0)        (.001)
                                                           ---------------------------
      Total (loss) earnings per share                             (.001)        (0.06)
                                                           ===========================

Weighted-average shares outstanding -basic and diluted      712,222,791   611,827,811
                                                           ===========================


                                       24
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